Ingersoll Rand Reports Record Third-Quarter 2022 Results
Strong Double-Digit Orders and Revenue Growth; Raising Guidance for Organic Growth and Mid-point of Adjusted EBITDA Range
Third-Quarter 2022 Highlights
(All comparisons against the third-quarter of 2021 unless otherwise noted.)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Record third-quarter orders of $1,655 million, up 10%, or 14% organic
•Record third-quarter revenues of $1,516 million, up 14%, or 18% organic
•Reported net income attributable to Ingersoll Rand of $145 million, or earnings of $0.36 per share
◦Adjusted net income from continuing operations, net of tax1 of $253 million, or $0.62 per share
•Adjusted EBITDA1 of $376 million, up 20%, with a margin of 24.8%, up 110 basis points year over year, and incremental margin of 33%
•Reported operating cash flow from continuing operations of $274 million and free cash flow from continuing operations of $253 million
•Liquidity of $2.6 billion as of September 30, 2022, including $1.5 billion of cash on hand and undrawn capacity of $1.1 billion under available credit facilities
Capital Allocation Highlights
•Announced/acquired several high-value strategic bolt-ons which both strengthen our core portfolio as well as expand to close adjacencies:
◦SPX Flow Air Treatment - Leading manufacturer of reliable and energy efficient desiccant and refrigerated dryers, filtration systems and purifiers for dehydration in compressed air
◦Dosatron International - U.S. leader in water-powered flow solutions and IIoT for hydroponics and agriculture markets
◦Everest Group - Leading Indian manufacturer of blower and vacuum systems
◦Pedro Gil - Leading Spanish manufacturer of blower and vacuum equipment and systems
◦Westwood Technical - Highly experienced IIoT, controls and instrumentation specialist
◦Airmax Groupe - Leading full service provider of air compressors and compressed air system services in France
•Repurchased approximately 0.1 million shares for approximately $4 million
2022 Guidance
•Raising full-year 2022 organic revenue growth range expectation by 100 bps to 12% to 14%, and re-affirming total revenue growth of 11% to 13%
•Raising Adjusted EBITDA1 guidance to a range of $1,400 to $1,425 million despite an incremental ~$20 million of expected FX headwinds vs prior guidance
DAVIDSON, N.C. - November 2, 2022 - Ingersoll Rand Inc. (NYSE: IR) reported record third-quarter orders and revenue.

“Once again, we delivered robust quarterly earnings results despite broad macroeconomic headwinds, demonstrating the resiliency of our business,” said Vicente Reynal, Chairman and CEO. “We secured a record third quarter through strong growth across multiple metrics driven by our agility and continued commitment to our operational excellence model, IRX. We also announced six highly-strategic bolt-on acquisitions in the quarter that strengthen our position in core categories and broaden our exposure to high-growth, sustainable end markets. We continue to deliver innovative products and solutions for our customers,
1 Non-GAAP measure (definitions and/or reconciliations in tables below)

enabling our above-market performance and ability to raise our full-year 2022 guidance.” Reynal added, “Aligned to our strategic imperative to Lead Sustainably, we are also very proud to announce recognition by S&P Global that as of October 21st, Ingersoll Rand performed in the top 1% globally of companies in our industry in the S&P Global Corporate Sustainability Assessment. Sustainability continues to be a key growth enabler for our company and fuels our purpose of making life better.”
Third-Quarter 2022 Segment Review
(All comparisons against the third-quarter of 2021 unless otherwise noted.)
Industrial Technologies and Services Segment: broad range of compressor, vacuum and blower solutions as well as industrial technologies including power tools and lifting equipment
•Reported Orders of $1,355 million, up 10%, or 16% organic
•Reported Revenues of $1,200 million, up 12%, or 19% organic
•Reported Segment Adjusted EBITDA of $314 million, up 15% with an incremental margin of 32%
•Reported Segment Adjusted EBITDA Margin of 26.2%, up 70 basis points, fueled by the use of IRX to drive strong operational execution
•Core industrial end markets saw continued strong demand with organic orders up 16% as compared to prior year, which exceeded 31% organic orders growth in the third-quarter of the prior year. Excluding the impact of FX, orders for total compressor offerings, which represent approximately 65% of the total segment, grew high double digits, including 20% growth in oil free compressor offerings. Orders in Power Tools and Lifting were up high double digits.
Precision and Science Technologies Segment: highly specialized fluid management solutions including precision liquid and gas pumps and niche compression technologies
•Reported Orders of $299 million, up 12%, or 3% organic
•Reported Revenues of $316 million, up 24%, or 15% organic
•Reported Segment Adjusted EBITDA of $92 million, up 22% with an incremental margin of 27%
•Reported Segment Adjusted EBITDA Margin of 29.1%, down 60 basis points, driven primarily by the impact of acquisitions and prior year COVID-19-related demand. Sequentially, Adjusted EBITDA Margin improved 230 basis points as compared to the second quarter due to improved price/cost performance and operational execution
•Excluding the impact of FX, orders increased 21% as compared to the prior year driven primarily by acquisitions as well as strong growth from the Milton Roy and YZ Systems product lines, which largely serve industrial end markets. Accelerated performance offset the expected decline from the Thomas business due to prior year COVID-19-related demand.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $2.6 billion. On a reported basis, the company generated $274 million of cash flow from operating activities from continuing operations and invested $22 million in capital expenditures, resulting in free cash flow from continuing operations2 of $253 million, compared to cash flow from operating activities from continuing operations of $146 million and free cash flow from continuing operations2 of $131 million in the prior year period. Prior year cash flow from operating activities from continuing operations and free cash flow from continuing operations both included an outflow of $220 million for cash taxes related to divestitures as well as a cash inflow of $49 million from Trane Technologies for IR merger post-closing adjustments. Net debt to Adjusted EBITDA leverage was 1.0x for the third-quarter, which was an improvement of 0.1x as compared to the prior quarter. Consistent with our comprehensive capital allocation strategy led by M&A, Ingersoll Rand announced six bolt-on acquisitions and deployed $4 million to share repurchases and $8 million to its dividend payment during the third-quarter.
2 Non-GAAP measure (definitions and/or reconciliations in tables below)

2022 Guidance
Ingersoll Rand is raising its guidance for full year 2022 organic revenue growth and Adjusted EBITDA based on its expectations of strong commercial and operational performance for the remainder of the year:

Total Ingersoll Rand	Prior 2022 Guidance	Revised Guidance
Revenue Growth	11-13%	11-13%
Total IR Organic	11-13%	12-14%
ITS Organic	11-13%	12-14%
PST Organic	9-11%	10-12%
FX Impact	(~5%)	(~6%)
M&A	~$225M	~$225M
Corporate Costs	(~$135M)	(~$135M)
Adjusted EBITDA	$1,395M - $1,425M	$1,400M - $1,425M
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the third-quarter results on Thursday, November 3, 2022 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-833-927-1758, domestically, or 1-929-526-1599, internationally, and use access Code 174957. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic, including business disruptions caused by government restrictions; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic, geopolitical tensions or other events outside of our control; (12) the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program; and (13) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Organic Revenue Growth is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full-year 2022 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Investor Relations:	Media:
Matthew Fort	Samantha Hamlin
matthew.fort@irco.com	samantha.hamlin@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2022	2021	2022	2021
Revenues	$1,515.7	$1,325.0	$4,292.6	$3,733.6
Cost of sales	940.4	810.7	2,621.4	2,254.5
Gross Profit	575.3	514.3	1,671.2	1,479.1
Selling and administrative expenses	278.7	252.6	819.8	772.1
Amortization of intangible assets	93.8	80.3	263.6	244.8
Other operating expense, net	12.8	17.5	43.4	36.9
Operating Income	190.0	163.9	544.4	425.3
Interest expense	26.6	22.5	68.8	68.3
Loss on extinguishment of debt	—	9.0	1.1	9.0
Other income, net	(9.8)	(3.5)	(21.8)	(40.1)
Income from Continuing Operations Before Income Taxes	173.2	135.9	496.3	388.1
Provision for income taxes	30.3	2.7	104.6	25.8
Income (loss) on equity method investments	2.6	(2.2)	(2.5)	(2.9)
Income from Continuing Operations	145.5	131.0	389.2	359.4
Income (loss) from discontinued operations, net of tax	0.5	(4.2)	0.6	(88.1)
Net Income	146.0	126.8	389.8	271.3
Less: Net income attributable to noncontrolling interests	0.9	0.8	2.5	1.8
Net Income Attributable to Ingersoll Rand Inc.	$145.1	$126.0	$387.3	$269.5

Amounts attributable to Ingersoll Rand Inc. common stockholders:
Income from continuing operations, net of tax	$144.6	$130.2	$386.7	$357.6
Income (loss) from discontinued operations, net of tax	0.5	(4.2)	0.6	(88.1)
Net income attributable to Ingersoll Rand Inc.	$145.1	$126.0	$387.3	$269.5

Basic earnings (loss) per share of common stock:
Earnings from continuing operations	$0.36	$0.32	$0.95	$0.86
Loss from discontinued operations	—	(0.01)	—	(0.21)
Net earnings	0.36	0.31	0.96	0.65

Diluted earnings (loss) per share of common stock:
Earnings from continuing operations	$0.35	$0.31	$0.94	$0.84
Loss from discontinued operations	—	(0.01)	—	(0.21)
Net earnings	0.36	0.30	0.94	0.64

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,459.5	$2,109.6
Accounts receivable, net of allowance for credit losses of $47.8 and $42.3, respectively	1,032.3	948.6
Inventories	1,012.5	854.2
Other current assets	240.5	186.9
Assets of discontinued operations	—	15.6
Total current assets	3,744.8	4,114.9
Property, plant and equipment, net of accumulated depreciation of $386.9 and $357.7, respectively	587.7	648.6
Goodwill	5,789.0	5,981.6
Other intangible assets, net	3,533.6	3,912.7
Deferred tax assets	17.2	28.0
Other assets	553.3	468.7
Total assets	$14,225.6	$15,154.5
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$32.8	$38.8
Accounts payable	698.9	670.5
Accrued liabilities	791.3	741.3
Liabilities of discontinued operations	—	17.1
Total current liabilities	1,523.0	1,467.7
Long-term debt, less current maturities	2,720.1	3,401.8
Pensions and other postretirement benefits	178.1	195.1
Deferred income taxes	673.2	708.6
Other liabilities	316.2	310.1
Total liabilities	$5,410.6	$6,083.3
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 426,112,396 and 423,785,571 shares issued as of September 30, 2022 and December 31, 2021, respectively	4.3	4.3
Capital in excess of par value	9,462.7	9,408.6
Retained earnings	741.6	378.6
Accumulated other comprehensive loss	(474.0)	(41.6)
Treasury stock at cost; 21,190,495 and 16,000,364 shares as of September 30, 2022 and December 31, 2021, respectively	(983.7)	(748.4)
Total Ingersoll Rand stockholders' equity	$8,750.9	$9,001.5
Noncontrolling interests	64.1	69.7
Total stockholders' equity	$8,815.0	$9,071.2
Total liabilities and stockholders' equity	$14,225.6	$15,154.5

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Month Period Ended September 30,
	2022	2021
Cash Flows From Operating Activities From Continuing Operations:
Net income	$389.8	$271.3
Income (loss) from discontinued operations, net of tax	0.6	(88.1)
Income from continuing operations	389.2	359.4
Adjustments to reconcile income from continuing operations to net cash provided by operating activities from continuing operations:
Amortization of intangible assets	263.6	244.8
Depreciation	64.4	65.5
Non-cash restructuring charges	6.0	—
Stock-based compensation expense	62.3	65.0
Income (loss) on equity method investments	2.5	2.9
Foreign currency transaction gains, net	(12.3)	(13.6)
Non-cash adjustments to carrying value of LIFO inventories	33.0	—
Other non-cash adjustments	3.1	8.6
Changes in assets and liabilities:
Receivables	(160.1)	(43.8)
Inventories	(260.2)	(126.6)
Accounts payable	76.4	83.7
Accrued liabilities	90.2	(129.2)
Other assets and liabilities, net	(47.5)	(135.8)
Net cash provided by operating activities from continuing operations	510.6	380.9
Cash Flows From Investing Activities From Continuing Operations:
Capital expenditures	(61.1)	(41.2)
Net cash paid in business combinations	(62.5)	(809.3)
Disposals of property, plant and equipment	—	9.5
Other investing	4.1	—
Net cash used in investing activities from continuing operations	(119.5)	(841.0)
Cash Flows From Financing Activities From Continuing Operations:
Principal payments on long-term debt	(647.1)	(425.7)
Purchases of treasury stock	(257.8)	(736.5)
Cash dividends on common shares	(24.3)	—
Proceeds from stock option exercises	14.7	20.0
Payments of interest rate cap premiums	(13.4)	—
Payments of deferred and contingent acquisition consideration	(4.1)	—
Other financing	(2.8)	—
Net cash used in financing activities from continuing operations	(934.8)	(1,142.2)
Cash Flows From Discontinued Operations:
Net cash used in operating activities	(5.0)	(0.6)
Net cash provided by investing activities	4.4	1,902.5
Net cash provided by (used in) discontinued operations	(0.6)	1,901.9
Effect of exchange rate changes on cash and cash equivalents	(105.8)	(17.5)
Net increase (decrease) in cash and cash equivalents	(650.1)	282.1
Cash and cash equivalents, beginning of period	2,109.6	1,750.9
Cash and cash equivalents, end of period	$1,459.5	$2,033.0

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2022	2021	2022	2021
Ingersoll Rand
Revenues	$1,515.7	$1,325.0	$4,292.6	$3,733.6
Adjusted EBITDA	$376.1	$313.7	$1,014.6	$849.8
Adjusted EBITDA Margin	24.8%	23.7%	23.6%	22.8%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2022	2021	2022	2021
Net Income	$146.0	$126.8	$389.8	$271.3
Less: Income (loss) from discontinued operations	0.6	(7.6)	0.8	73.1
Less: Income tax benefit (provision) from discontinued operations	(0.1)	3.4	(0.2)	(161.2)
Income from Continuing Operations	145.5	131.0	389.2	359.4
Plus:
Provision for income taxes	30.3	2.7	104.6	25.8
Amortization of acquisition related intangible assets	84.8	76.1	248.2	232.0
Restructuring and related business transformation costs	7.2	3.1	30.9	12.5
Acquisition and other transaction related expenses and non-cash charges	12.1	14.4	27.0	39.2
Stock-based compensation	27.1	29.8	69.3	72.9
Foreign currency transaction losses (gains), net	(6.7)	1.1	(12.3)	(13.6)
Loss (income) on equity method investments	(2.6)	2.2	2.5	2.9
Loss on extinguishment of debt	—	9.0	1.1	9.0
Adjustments to LIFO inventories	33.0	—	33.0	—
Gain on settlement of post-acquisition contingencies	(6.2)	—	(6.2)	(30.1)
Other adjustments	(4.4)	(3.6)	(18.7)	(3.8)
Minus:
Income tax provision, as adjusted	70.0	27.2	194.8	104.8
Interest income on cash and cash equivalents	(3.0)	—	(3.0)	—
Adjusted Net Income	$253.1	$238.6	$676.8	$601.4

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF DILUTED NET INCOME PER SHARE TO ADJUSTED DILUTED NET INCOME PER SHARE FROM CONTINUING OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2022	2021	2022	2021
Diluted Net Income Per Share (As Reported)[1]	$0.36	$0.30	$0.94	$0.64
Less: Diluted Net Loss Per Share from Discontinued Operations (As Reported)[1]	—	(0.01)	—	(0.21)
Diluted Net Income Per Share from Continuing Operations (As Reported)[1]	0.35	0.31	0.94	0.84
Plus:
Provision for income taxes	0.07	0.01	0.25	0.06
Amortization of acquisition related intangible assets	0.21	0.18	0.60	0.55
Restructuring and related business transformation costs	0.02	0.01	0.08	0.03
Acquisition and other transaction related expenses and non-cash charges	0.03	0.03	0.07	0.09
Stock-based compensation	0.07	0.07	0.17	0.17
Foreign currency transaction losses (gains), net	(0.01)	—	(0.03)	(0.03)
Loss (income) on equity method investments	(0.01)	0.01	0.01	0.01
Loss on extinguishment of debt	—	0.02	—	0.02
Adjustments to LIFO inventories	0.08	—	0.08	—
Gain on settlement of post-acquisition contingencies	(0.02)	—	(0.02)	(0.07)
Other adjustments	(0.01)	(0.01)	(0.05)	(0.01)
Minus:
Income tax provision, as adjusted	0.17	0.06	0.47	0.24
Interest income on cash and cash equivalents	(0.01)	—	(0.01)	—
Adjusted Diluted Net Income Per Share from Continuing Operations[2]	$0.62	$0.57	$1.64	$1.42

Average shares outstanding:
Basic, as reported	404.0	412.3	405.4	417.1
Diluted, as reported	408.5	418.5	410.3	423.7
Adjusted diluted[2]	408.5	418.5	410.3	423.7
1 Basic and diluted earnings (loss) per share (as reported) are calculated by dividing net income (loss) attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED INCOME FROM CONTINUING OPERATIONS, NET OF TAX AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2022	2021	2022	2021
Net Income	$146.0	$126.8	$389.8	$271.3
Less: Income (loss) from discontinued operations	0.6	(7.6)	0.8	73.1
Less: Income tax benefit (provision) from discontinued operations	(0.1)	3.4	(0.2)	(161.2)
Income from Continuing Operations, Net of Tax	145.5	131.0	389.2	359.4
Plus:
Interest expense	26.6	22.5	68.8	68.3
Provision for income taxes	30.3	2.7	104.6	25.8
Depreciation expense	20.4	21.2	61.8	62.5
Amortization expense	93.8	80.3	263.6	244.8
Restructuring and related business transformation costs	7.2	3.1	30.9	12.5
Acquisition and other transaction related expenses and non-cash charges	12.1	14.4	27.0	39.2
Stock-based compensation	27.1	29.8	69.3	72.9
Foreign currency transaction losses (gains), net	(6.7)	1.1	(12.3)	(13.6)
Loss (income) on equity method investments	(2.6)	2.2	2.5	2.9
Loss on extinguishment of debt	—	9.0	1.1	9.0
Adjustments to LIFO inventories	33.0	—	33.0	—
Gain on settlement of post-acquisition contingencies	(6.2)	—	(6.2)	(30.1)
Other adjustments	(4.4)	(3.6)	(18.7)	(3.8)
Adjusted EBITDA	$376.1	$313.7	$1,014.6	$849.8
Minus:
Interest expense	26.6	22.5	68.8	68.3
Income tax provision, as adjusted	70.0	27.2	194.8	104.8
Depreciation expense	20.4	21.2	61.8	62.5
Amortization of non-acquisition related intangible assets	9.0	4.2	15.4	12.8
Interest income on cash and cash equivalents	(3.0)	—	(3.0)	—
Adjusted Income from Continuing Operations, Net of Tax	$253.1	$238.6	$676.8	$601.4

Free Cash Flow from Continuing Operations:
Cash flows from operating activities from continuing operations	274.4	146.1	510.6	380.9
Minus:
Capital expenditures	21.8	15.3	61.1	41.2
Free Cash Flow from Continuing Operations	$252.6	$130.8	$449.5	$339.7

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2022	2021	2022	2021
Orders
Industrial Technologies and Services	$1,355.2	$1,231.3	$3,928.6	$3,477.7
Precision and Science Technologies	299.3	266.3	954.6	779.7
Total Orders	$1,654.5	$1,497.6	$4,883.2	$4,257.4
Revenue
Industrial Technologies and Services	$1,199.6	$1,070.7	$3,389.7	$3,032.0
Precision and Science Technologies	316.1	254.3	902.9	701.6
Total Revenue	$1,515.7	$1,325.0	$4,292.6	$3,733.6
Segment Adjusted EBITDA
Industrial Technologies and Services	$314.0	$272.9	$853.4	$743.0
Precision and Science Technologies	92.0	75.5	254.8	213.8
Total Segment Adjusted EBITDA	$406.0	$348.4	$1,108.2	$956.8
Less items to reconcile Segment Adjusted EBITDA to Income from Continuing Operations Before Income Taxes:
Corporate expenses not allocated to segments	$29.9	$34.7	$93.6	$107.0
Interest expense	26.6	22.5	68.8	68.3
Depreciation and amortization expense	114.2	101.5	325.4	307.3
Restructuring and related business transformation costs	7.2	3.1	30.9	12.5
Acquisition and other transaction related expenses and non-cash charges	12.1	14.4	27.0	39.2
Stock-based compensation	27.1	29.8	69.3	72.9
Foreign currency transaction losses (gains), net	(6.7)	1.1	(12.3)	(13.6)
Loss on extinguishment of debt	—	9.0	1.1	9.0
Adjustments to LIFO inventories	33.0	—	33.0	—
Gain on settlement of post-acquisition contingencies	(6.2)	—	(6.2)	(30.1)
Other adjustments	(4.4)	(3.6)	(18.7)	(3.8)
Income from Continuing Operations Before Income Taxes	173.2	135.9	496.3	388.1
Provision for income taxes	30.3	2.7	104.6	25.8
Income (loss) on equity method investments	2.6	(2.2)	(2.5)	(2.9)
Income from Continuing Operations	145.5	131.0	389.2	359.4
Income (loss) from discontinued operations, net of tax	0.5	(4.2)	0.6	(88.1)
Net Income	$146.0	$126.8	$389.8	$271.3

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDERS AND REVENUE GROWTH BY SEGMENT1

	For the Three Month Period Ended September 30, 2022
	Orders	Revenue
Ingersoll Rand
Organic growth	13.8%	17.9%
Impact of foreign currency	(7.1%)	(7.5%)
Impact of acquisitions	3.8%	4.0%
Total orders and revenue growth	10.5%	14.4%

Industrial Technologies & Services
Organic growth	16.2%	18.6%
Impact of foreign currency	(6.8%)	(7.3%)
Impact of acquisitions	0.7%	0.7%
Total orders and revenue growth	10.1%	12.0%

Precision & Science Technologies
Organic growth	2.8%	15.4%
Impact of foreign currency	(8.4%)	(8.8%)
Impact of acquisitions	18.0%	17.7%
Total orders and revenue growth	12.4%	24.3%
1 Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.